Exhibit 99.1

Long-term Safety & Efficacy Findings from Soticlestat Open Label Extension Study Presented by Takeda at American Academy of Neurology Annual Meeting

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Interim 2-year findings show soticlestat appeared generally safe and well tolerated, consistent with prior studies
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Sustained reduction in frequency of drop seizures among Lennox-Gastaut patients and convulsive seizures among Dravet patients were documented for up to two years
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Sustained reductions were also seen in the frequency of all-seizures from baseline for up to 2 years across both cohorts
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A separate post-hoc study of the Phase 2 ELEKTRA study presented at the meeting found a reduction in median seizure frequency across multiple seizure types measured

NEW YORK, April 27, 2023 – Ovid Therapeutics Inc. (NASDAQ: OVID) reports that Takeda Pharmaceuticals presented interim data at the 2023 annual meeting of the American Academy of Neurology (AAN) from ENDYMION 1, a long-term, open label extension study evaluating the effects of soticlestat on patients with Dravet syndrome (DS) and Lennox-Gastaut syndrome (LGS). The findings reaffirm soticlestat was generally safe and well tolerated. Soticlestat additionally showed an encouraging median seizure reduction in both conditions.

Ovid interest in soticlestat:

Soticlestat is a potent highly selective, oral, first-in-class inhibitor of the enzyme cholesterol 24-hydroxylase (CH24H) that is currently being studied by Takeda in two, pivotal Phase 3 trials for the potential treatment of DS and LGS, both highly refractory epilepsies. Ovid maintains a significant financial interest in soticlestat, including potential milestones payments and royalties, if soticlestat receives regulatory approval and is commercialized.

Findings from the ENDYMION 1 interim analysis:

The ENDYMION 1 trial was designed to assess the long-term safety and tolerability of soticlestat as an adjunctive therapy to standard treatment, in participants with developmental and epileptic encephalopathies (DEE) who participated in prior short-term efficacy and safety studies. The primary objective is to assess the incidence of treatment emergent adverse events (TEAEs) for up to eight years. The secondary endpoints include measuring the effect of soticlestat on seizure frequency, assessed as the median percentage change from baseline seizure frequency over 28 days (Session 44). The interim analysis of ENDYMION 1 presented at AAN included 47 patients with DS and 83 patients with LGS. The data cut for this analysis was May 31, 2022, with median soticlestat exposures of 80.1 (range 1.4–134.0) and 88.3 (range 1.0–178.0) weeks for DS and LGS, respectively.

Key findings were:

Soticlestat was generally well tolerated over a period of approximately 2 years.

Approximately 78% of patients tolerated the highest dose level well (300 mg BID; weight adjusted in patients < 60kg). The majority of TEAEs were mild or moderate in severity. Drug-related TEAEs occurring in > 5% of patients were decreased appetite (10.0%), seizure (7.7%), and somnolence (7.7%).

Soticlestat demonstrated a sustained reduction in frequency of convulsive (DS) and drop (LGS) seizures from baseline up to 2 years. At weeks 1–12, 49–60, and 97–108 median changes in Dravet patients’ convulsive seizures was respectively: -33.7% (n = 46); -47.8 (n = 28), -58.2 (n = 22). In LGS patients, the median change in drop seizures at weeks 1-12, 49–60, and 97–108 was respectively: -29.3% (79), -14.1% (n = 49), -36.6% (n=35).

Reduction in “all seizure” frequency: At weeks 1–12, 49–60, and 97–108 median changes in all seizure frequency from baseline were –28.0% (n=46), –59.6% (n=28), and –53.4% (n=22) in DS patients, respectively, and –28.4% (n=79), –17.7% (n=49), and –27.7% (n=35) in LGS patients, respectively.

Participant retention in ENDYMION: At the final efficacy assessment period presented in the interim analysis (97-108 weeks), 22 DS participants (47%) and 35 LGS participants (42%) remained in the study.

It was noted that most of the data presented were collected over the COVID-19 pandemic period.

At the AAN meeting, Takeda additionally presented post-hoc analysis data from the Phase 2 ELEKTRA study, which evaluated the efficacy of treatment with soticlestat by seizure type in patients with DS or LGS. In patients with DS or LGS, soticlestat was associated with a median percentage reduction from baseline in seizure frequency that was numerically superior to placebo in all but two seizure types over the full 20-week treatment period. The greatest reductions in seizure frequency from baseline over the full 20-week treatment period were observed for absence or atypical absence seizures in patients with DS and focal seizures with motor signs in patients with LGS (Poster session 11).

About Soticlestat (TAK-935)

Soticlestat is a potent, highly selective, first-in-class inhibitor of the enzyme cholesterol 24-hydroxylase (CH24H), with the potential to reduce seizure susceptibility and improve seizure control. CH24H is predominantly expressed in the brain, where it converts cholesterol into 24S-hydroxycholesterol (24HC) to adjust the homeostatic balance of brain cholesterol. 24HC is a positive allosteric modulator of the NMDA receptor and modulates glutamatergic signaling associated with epilepsy. Glutamate is one of the main neurotransmitters in the brain and has been shown to play a role in the initiation and spread of seizure activity. Recent literature indicates that CH24H is involved in over-activation of the glutamatergic pathway through modulation of the NMDA channel and that increased expression of CH24H can disrupt the reuptake of glutamate by astrocytes, resulting in epileptogenesis and neurotoxicity. Inhibition of CH24H by soticlestat reduces the neuronal levels of 24HC and may improve excitatory/inhibitory balance of NMDA channel activity. Soticlestat is currently being evaluated by Takeda in two, pivotal, randomized, placebo-controlled trials in Lennox-Gastaut syndrome (SKYWAY) and Dravet syndrome (SKYLINE).

ENDYMION Open-Label Extension Study Update

All patients who completed the ELEKTRA trial elected to roll over into the ENDYMION open-label extension study. The primary objective of ENDYMION is to assess the long-term safety and tolerability of soticlestat over eight years of treatment in patients with rare epilepsies and, secondarily, to evaluate the effect of soticlestat on seizure frequency over time. Data from the ELEKTRA patients who have rolled over into the ENDYMION study are supportive of results in the core study.

About Dravet Syndrome and Lennox-Gastaut Syndrome

Dravet syndrome and Lennox-Gastaut syndrome are types of developmental and epileptic encephalopathies (DEEs), a heterogeneous group of rare epilepsy syndromes. Dravet and Lennox-Gastaut syndrome typically become apparent during infancy or early childhood and are highly refractory to many antiseizure medications.

Dravet syndrome is most commonly caused by a genetic mutation in the SCN1A gene and affects approximately 1 in 15,000 to 1 in 21,000 people in the United States. Dravet syndrome is characterized by prolonged focal seizures that can evolve to convulsive tonic-clonic seizures. Children with Dravet syndrome experience developmental disabilities as seizures increase. Other common symptoms include changes in appetite, difficulty balancing and a crouched gait when walking.

Lennox-Gastaut syndrome is estimated to affect approximately 1 in 11,000 people in the United States. Lennox-Gastaut syndrome is a heterogeneous condition and characterized by several different types of seizures, most commonly atonic (drop), tonic and atypical absence seizures. Children with Lennox-Gastaut syndrome may also develop cognitive dysfunction, delays in reaching developmental milestones and behavioral problems. Lennox-Gastaut syndrome can be caused by a variety of underlying conditions, but in some cases no cause can be identified.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company striving to conquer seizures and brain disorders with courageous science. Ovid’s pipeline of small molecule and genetic medicines candidates seek to meaningfully improve the lives of people and families affected by epilepsies. Ovid is developing OV329, a GABA aminotransferase inhibitor, for treatment-resistant seizures; and OV350, a direct activator of the KCC2 transporter, for potential treatment of epilepsies. In addition, Ovid maintains a significant financial interest in the future regulatory development and potential commercialization of soticlestat, which Takeda is responsible for advancing globally. Soticlestat is a cholesterol 24 hydroxylase inhibitor, which is currently in Phase 3 trials for Dravet and Lennox-Gastaut syndromes. For more information about these and other Ovid research programs, please visit www.ovidrx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation: the potential development and use of OV329, OV350 or soticlestat; and the status of Takeda’s two pivotal Phase 3 trials evaluating soticlestat for Lennox-Gastaut and Dravet syndromes. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expected,” “intends,” “plan,” “potential,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Takeda’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the clinical development and regulatory approval processes, the risk that Ovid may not be able to realize the intended benefits from its financial interest in soticlestat. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 13, 2023, and in future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts

Investors and Media:

Meg Alexander

917-943-6681

malexander@ovidrx.com